Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated June 28, 2019, relating to the consolidated financial statements of Ammo, Inc. We also consent to the reference to us under the heading “Experts” in the prospectus.

/s/ KWCO, PC
KWCO, PC
Odessa, Texas 79762
February 5, 2021